Exhibit 10.3

February 13, 2017

Flotek Industries, Inc.

10603 W. Sam Houston Parkway N., Suite 300

Houston, Texas 77064

Re:	That certain Fifth Amended and Restated Service Agreement dated April 14, 2015 (the “Service Agreement”)

This is to confirm that we have agreed that the Service Agreement shall be and is hereby amended so that the annual fee provided for in Section 4.1 of the Service Agreement is increased to $810,000.

Except as set forth in this letter agreement, the Service Agreement continues in full force and effect, without amendment.

Sincerely,

Chisholm Management, Inc.

		By:	/s/ John Chisholm
		Name:	John Chisholm
		Title:	President

Protechnics II, Inc.

		By:	/s/ John Chisholm
		Name:	John Chisholm
		Title:	President

ACCEPTED AND AGREED TO:

Flotek Industries, Inc.

By:	/s/ Richard Walton
Name:	Richard Walton
Title:	Executive Vice President and Chief Financial Officer